EXHIBIT 10.2

Bionexus Gene Lab Corporation

203 S Main Street STE 3000, Wyoming 82801 USA

Branch: 10-2 Tower B, Vertical Business Suite, Bangsar South, 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia

Tel: +60182218762, +6037494076

Date: August 2, 2022

Dr. Yeat Min Fong

Lot 16.08, 1 Powerhouse, Persiaran Bandar Utama

47800 Petaling Jaya, Selangor, Malaysia

Dear Dr. Fong

Chairman/Board Member

Thank you for accepting our invitation to be the Chairman/Board Member and your appointment will commence from August 9, 2022. In consideration for your service, you shall be entitled to USD1,000 monthly allowance and 25,000 common stocks of the company for a 12 months service.

The principal role of the Chairman of the Board is to manage and to provide leadership to the Board of Directors of the Company.  The Chairman is accountable to the Board and acts as a direct liaison among the Board Members.

Chairman should be independent from management and free from any interest and any business or other relationship which could interfere with the Chairman’s independent judgment.

Duties and responsibilities

•	Acting as a liaison between the Board Members;
•	Providing independent advice and counsel to the President/CEO;
•	Keeping abreast generally of the activities of the Company and its management;
•	Ensuring that the Directors are properly informed and that sufficient information is provided to enable the Directors to form appropriate judgments;
•	In concert with the President/CEO, to develop and set the agendas for meetings of the Board;
•	Acting as Chair at meetings of the Board and shareholders’ meeting;
•	Reviewing and signing minutes of Board meetings;
•	Sitting on other Committees of the Board where appropriate;
•	Calling special meetings of the Board where appropriate.

Please signify your acceptance of the above terms by signing and returning this Letter of Understanding to us.

Yours faithfully	I, Yeat Min Fong the undersigned, accept your appointment and agree to all the terms above.

SK Yeoh	Dr. Yeat Min Fong
Chief Executive Officer	Date: 08/09/2022